Exhibit 99.1

NEWS RELEASE

Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar/jlascar@dennardlascar.com Anne Pearson/apearson@dennardlascar.com Dennard-Lascar Associates / 713-529-6600

COPANO UNITHOLDERS APPROVE MERGER WITH

KINDER MORGAN ENERGY PARTNERS

HOUSTON, April 30, 2013 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that, at a special meeting of unitholders held earlier today, its unitholders voted to adopt the merger agreement, entered into on January 29, 2013, among Copano, Kinder Morgan Energy Partners, L.P. (NYSE: KMP), Kinder Morgan G.P., Inc. and Javelina Merger Sub LLC, a wholly-owned subsidiary of Kinder Morgan Energy Partners, L.P., pursuant to which Copano will become a wholly-owned subsidiary of Kinder Morgan.

Based on the results, more than 99 percent of the units voted at the special meeting voted in favor of adoption of the merger agreement.  The votes in favor of the merger agreement constituted more than a majority of Copano’s units outstanding as of the record date, as required for adoption of the merger agreement.

As previously announced on January 29, in accordance with the merger agreement, Kinder Morgan agreed to acquire all of Copano’s outstanding units in a 100 percent unit-for-unit transaction with an exchange ratio of .4563 KMP units per CPNO unit.  Subject to satisfaction or waiver of previously-disclosed closing conditions, the companies expect to close in early May.

About Copano Energy, L.L.C.

Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming.  For more information, please visit http://www.copano.com.

This news release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas, crude oil, condensate and NGLs, and for products derived from these commodities; Copano’s ability to continue to connect new sources of natural gas, crude oil and condensate, and the NGL content of new gas supplies; the ability of key producers to continue to drill and successfully complete and connect new natural gas and condensate volumes and such producers’ performance under their contracts with Copano; Copano’s ability to attract and retain key customers and contract with new customers, and such customers’ performance under their contracts with Copano; Copano’s ability to access or construct new pipeline capacity, gas processing and NGL fractionation and transportation capacity; the availability of local, intrastate and interstate transportation systems, trucks and other facilities and services for condensate, natural gas and NGLs; Copano’s ability (and the ability of its third-party service providers) to meet in-service dates, cost expectations and operating performance standards for construction projects; Copano’s ability to successfully integrate any acquired asset or operations; Copano’s ability to access its revolving credit facility and to obtain additional financing on acceptable terms; the effectiveness of Copano’s hedging program; general economic conditions; force majeure events such as the loss of a market or facility downtime; the effects of government regulations and policies; Copano’s ability to complete its proposed merger with Kinder Morgan; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission. Copano does not undertake to update any forward-looking statement except as provided by law.

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